EXHIBIT 99.1
Houston, Texas
November 15, 2012

FOR IMMEDIATE RELEASE - EARNINGS

ATWOOD OCEANICS, INC., announced today that the Company earned net income of $95.5 million or $1.45 per diluted share, on revenues of $252.5 million for the quarter ended September 30, 2012 compared to net income of $51.7 million or $0.79 per diluted share on revenues of $178.6 million for the quarter ended June 30, 2012 and compared to net income of $72.9 million or $1.12 per diluted share, on revenues of $177.6 million for the quarter ended September 30, 2011. For the twelve months ended September 30, 2012, the Company earned net income of $272.2 million or $4.14 per diluted share, on revenues of $787.4 million compared to net income of $271.7 million or $4.15 per diluted share, on revenues of $645.1 million for the twelve months ended September 30, 2011.

Rob Saltiel, President & CEO, commented, “We had an outstanding fourth quarter and full fiscal year, achieving record revenues and net income for our company in both time periods.  For the quarter, our rig teams achieved excellent operational and safety performance that yielded strong revenue recognition, while our fleet transformation progressed with the successful delivery and start-up of the Atwood Mako and the successful delivery and mobilization of the Atwood Condor to the Gulf of Mexico.  We also secured our first drilling services agreement for the Atwood Advantage, and we committed to build a third ultra-deepwater drillship to join our growing high-specification rig fleet.”

	FOR THE THREE MONTHS ENDED
		(In thousands)
	September 30, 2012	June 30, 2012	September 30, 2011

Revenues	$252,525	$178,603	$177,558
Income before Income Taxes	109,891	61,990	83,918
Provision for Income Taxes	(14,365)	(10,279)	(10,991)
Net Income	$95,526	$51,711	$72,927

Earnings per Common Share -
Basic	1.46	0.79	1.13
Diluted	1.45	0.79	1.12

Weighted Average Shares
Outstanding -
Basic	65,407	65,362	64,754
Diluted	65,982	65,823	65,403

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three months ended September 30,		Twelve months ended September 30,
	2012	2011	2012	2011

REVENUES:
Contract drilling	$252,525	$177,558	$787,421	$645,076

COSTS AND EXPENSES:
Contract drilling	102,119	61,815	347,179	223,565
Depreciation	24,180	15,606	70,599	43,597
General and administrative	12,275	9,927	49,776	44,407
Other, net	(680)	4,924	457	4,847
	137,894	92,272	468,011	316,416
OPERATING INCOME	114,631	85,286	319,410	328,660

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(4,837)	(1,493)	(6,460)	(4,530)
Interest Income	97	125	354	717
	(4,740)	(1,368)	(6,106)	(3,813)
INCOME BEFORE INCOME TAXES	109,891	83,918	313,304	324,847
PROVISION FOR INCOME TAXES	14,365	10,991	41,133	53,173
NET INCOME	$95,526	$72,927	$272,171	$271,674

EARNINGS PER COMMON SHARE:
Basic	1.46	1.13	4.17	4.20
Diluted	1.45	1.12	4.14	4.15
AVERAGE COMMON SHARES OUTSTANDING:
Basic	65,407	64,754	65,267	64,754
Diluted	65,982	65,403	65,781	65,403

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS
(Unaudited)

	REVENUES (In millions)
	Three Months Ended			Twelve Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Atwood Condor	$36.1	$—	$—	$36.1	$—
Atwood Osprey	$47.9	$45.0	$43.5	$172.2	$59.9
Atwood Eagle	33.4	31.6	35.4	135.6	139.8
Atwood Falcon	37.2	18.3	35.0	99.8	153.4
Atwood Hunter	51.5	48.2	43.3	195.0	183.4
Atwood Aurora	14.9	14.9	0.6	55.5	29.2
Atwood Beacon	17.6	10.8	11.1	51.5	45.1
Atwood Mako	4.2	—	—	4.3	—
Vicksburg	9.2	8.3	8.7	35.4	34.3
Other	0.5	1.5	—	2.0	—
	$252.5	$178.6	$177.6	$787.4	$645.1

	CONTRACT DRILLING COSTS (In millions)
	Three Months Ended			Twelve Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Atwood Condor	$15.2	$2.7	$—	$18.9	$—
Atwood Osprey	$17.8	$16.1	$14.6	$66.0	$22.9
Atwood Eagle	14.0	14.9	13.1	61.7	62.5
Atwood Falcon	15.2	21.0	6.5	56.6	29.4
Atwood Hunter	12.8	11.7	13.0	50.4	39.0
Atwood Aurora	6.4	7.4	3.9	31.0	18.5
Atwood Beacon	11.1	7.6	5.1	34.6	28.7
Atwood Mako	3.0	—	—	3.0	—
Vicksburg	5.6	4.8	4.5	20.8	16.4
Other	1.0	1.2	1.1	4.2	6.2
	$102.1	$87.4	$61.8	$347.2	$223.6

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2012	September 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$77,871	$295,002
Accounts receivable	167,186	87,173
Income tax receivable	5,750	5,631
Inventories of materials and supplies	80,290	58,263
Prepaid expenses and deferred costs	39,437	14,862
Total current assets	370,534	460,931
PROPERTY AND EQUIPMENT, net	2,537,340	1,887,321
LONG TERM ASSETS:
Other receivables	11,875	11,875
Deferred costs and other assets	24,013	15,264
Total long-term assets	35,888	27,139
Total assets	$2,943,762	$2,375,391
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$83,592	$113,021
Accrued liabilities	24,478	30,680
Notes payable	5,148	5,461
Income tax payable	9,711	8,461
Deferred credits	13,738	1,700
Total current liabilities	136,667	159,323
LONG TERM LIABILITIES:
Long-term debt	830,000	520,000
Deferred income taxes	8,791	9,780
Deferred credits	8,928	7,910
Other	19,954	25,591
Total long-term liabilities	867,673	563,281
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, no par value;
1,000 shares authorized, none outstanding	—	—
Common Stock, $1.00 par value;
90,000 shares authorized with 65,452 and 64,960 issued and outstanding at September 30, 2012 and 2011, respectively	65,452	64,960
Paid-in capital	160,540	145,084
Retained earnings	1,716,441	1,444,270
Accumulated other comprehensive loss	(3,011)	(1,527)
Total shareholders' equity	1,939,422	1,652,787
Total liabilities and shareholders' equity	$2,943,762	$2,375,391

Atwood Oceanics, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
(In thousands)	2012	2011	2010
Cash flows from operating activities:
Net income	$272,171	$271,674	$256,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	70,599	43,597	37,030
Amortization of debt issuance costs	3,625	2,363	803
Amortization of deferred items	(4,337)	3,333	13,755
Provision for doubtful accounts	—	—	(65)
Provision for inventory obsolescence	765	735	1,123
Deferred income tax (benefit) expense	(989)	(1,065)	4,798
Share-based compensation expense	10,402	6,314	9,998
Other, net	457	4,847	(1,855)
Change in assets and liabilities:
(Increase) decrease in accounts receivable	(80,013)	13,214	26,187
Decrease in insurance receivable	—	—	281
(Increase) decrease in income tax receivable	(119)	10,421	(7,746)
Increase in inventory	(23,395)	(6,249)	(3,736)
(Increase) decrease in prepaid expenses	(6,386)	845	(179)
Increase in deferred costs and other assets	(32,597)	(10,379)	(10,321)
Increase (decrease) in accounts payable	27,536	(1,173)	4,735
Increase (decrease) in accrued liabilities	(7,096)	4,440	(854)
Increase (decrease) in income tax payable	1,250	(17,906)	(2,700)
Increase (decrease) in deferred credits and other liabilities	23,730	14,777	(21,850)
	(16,568)	68,114	49,404
Net Cash Provided by Operating Activities	255,603	339,788	306,400
Cash flows from investing activities:
Capital expenditures	(785,083)	(514,858)	(187,094)
Collection of insurance receivable	—	—	3,607
Proceeds from sale of assets	7,646	218	1,504
Net Cash Used by Investing Activities	(777,437)	(514,640)	(181,983)
Cash flows from financing activities:
Proceeds from issuance of bonds	450,000	—	—
Principal payments on bank credit facilities	(450,000)	(55,000)	(45,000)
Proceeds from bank credit facilities	310,000	345,000	—
Principal payments on notes payable	(5,461)	(3,631)	—
Proceeds from notes payable	5,148	9,092	—
Debt issuance costs paid	(10,530)	(12,322)	—
Proceeds from exercise of stock options	5,546	6,192	847
Net Cash Provided (Used) by Financing Activities	304,703	289,331	(44,153)
Net increase (decrease) in cash and cash equivalents	$(217,131)	$114,479	$80,264
Cash and cash equivalents, at beginning of period	$295,002	$180,523	$100,259
Cash and cash equivalents, at end of period	$77,871	$295,002	$180,523

Atwood Oceanics, Inc. is a global offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells. The company currently owns 12 mobile offshore drilling units and is constructing three ultra-deepwater drillships and one high-specification jackups. The company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

Contact: Mark L. Mey
(281) 749-7902